SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2007

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                            Georgetown Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


            Federal                      0-51102                20-2107839
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      (State or other           (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                             Identification No.)


   2 East Main Street, Georgetown, MA                            01833
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(Address of principal executive offices)                       (Zip Code)


                                  978-352-8600
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

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Item 5.02.   Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      Arthur J. Rauseo, a director of Georgetown Bancorp, Inc. (the "Company") and its wholly owned subsidiary, Georgetown Savings Bank (the "Bank"), retired from the boards of directors of the Company and the Bank, effective June 30, 2007. Mr. Rauseo, 81 years old, had served as a director of the Bank since 1991 and of the Company since its formation in 2005.

      The Company and the Bank also announced that directors T. Louis Hamelin, Calvin H. Pingree and Edward G. Williams will retire from the boards of directors of the Company and of the Bank effective at the upcoming annual meeting of stockholders of the Company, scheduled for October 23, 2007. Mr. Hamelin, 83 years old, has served as a director of the Bank since 1971 and of the Company since its inception. Mr. Pingree, 69 years old, has served as a director of the Bank since 1984 and of the Company since its inception. Mr. Williams, 83 years old and the Chairman of the Board of the Company and of the Bank, has served as a director of the Bank since 1965 and of the Company since its inception.

      The Company also announced that the Nominating Committee of the Company and of the Bank has designated and the boards of directors approved, five individuals as nominees to the boards of directors, to take office upon their election at the upcoming annual meeting of stockholders, scheduled for October 23, 2007. Each nominee is prepared to serve on the boards upon their election.

      The following is a brief summary of biographical data with respect to each nominee:

      o Marybeth McInnis, Esquire - Ms. McInnis, 44 years old and a resident of North Andover, Massachusetts, is a lawyer practicing with the McInnis Law Offices, of North Andover, Massachusetts, which specializes in estate planning and administration of estates and trusts.

      o Kathleen R. Sachs, CFP - Ms. Sachs, 55 years old and a resident of Georgetown, Massachusetts, is the founder and a principal of Sachs Financial Planning, a financial planning firm. Ms. Sachs also teaches risk management at Boston University and at Merrimack College.

      o David A. Splaine - Mr. Splaine, 48 years old and a resident of West Newbury, Massachusetts, is a business executive with more than two decades of experience, which includes corporate and commercial banking, sports finance, investment banking, corporate sales and a former director of the Boston Celtics Limited Partnership (NYSE). He was most recently Senior Vice President of Sales for TD Banknorth Garden and is currently part owner of the Portland Pirates, AHL hockey team.

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      o     Robert T. Wyman, Esquire - Mr. Wyman, 43 years old and a resident of
            Lowell, Massachusetts, is an attorney and partner at the law firm Wyman & Barton, LLC, of Andover and Chelmsford, Massachusetts, representing clients in the areas of civil and criminal litigation, real estate litigation and real estate conveyancing.

      o John H. Yeaton - Mr. Yeaton, 36 years old and a resident of Georgetown, Massachusetts, served six (6) years in the United States Navy and also has ten (10) years of experience, primarily as a financial analyst. He is currently employed as the Manager of Financial Planning and Analysis by Fresenius Medical Care North America of Waltham, Massachusetts, a $6.0 billion company that operates the nation's largest network of dialysis clinics.


      In connection with the foregoing retirements and nominations, the boards of directors of the Company and of the Bank approved an increase in the size of the boards of directors to thirteen members from twelve members. The increase in the size of the boards of directors will be effective at the annual meeting of stockholders, scheduled for October 23, 2007.

Item 9.01.  Financial Statements and Exhibits.

      (a)   Not Applicable.

      (b)   Not Applicable.

      (c)   Exhibits. None


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    GEORGETOWN BANCORP, INC.

Dated: July 6, 2007                 By:   /s/ Robert E. Balletto
                                         -------------------------------------
                                         Robert E. Balletto
                                         President and Chief Executive Officer